Exhibit 99.1
EGAN-JONES RECOMMENDS GREY WOLF STOCKHOLDERS VOTE FOR
THE MERGER WITH BASIC ENERGY SERVICES
HOUSTON, July 8, 2008 — Grey Wolf, Inc. (AMEX: GW) today announced the recommendation from Egan-Jones Proxy Services, a leading independent proxy voting advisory firm, that Grey Wolf stockholders vote in favor of the proposed merger with Basic Energy Services, Inc. at the upcoming Special Meeting of Stockholders scheduled for July 15, 2008.
“Our Board of Directors strongly and unanimously believes that the Basic merger is in the best interests of Grey Wolf stockholders, and we are very pleased that Egan-Jones has agreed with our position,” said Thomas P. Richards, Chairman, President and CEO of Grey Wolf.
“After following a careful and thorough process, our Board and management concluded that the Basic transaction provides the best way to maximize value for our stockholders. The merger offers Grey Wolf stockholders both immediate return of capital and the opportunity to participate in the continued growth of the combined company, the new Grey Wolf. Moreover, the combined company will be in a stronger competitive position, strategically and financially, and will have a strong growth platform. We are very excited about the potential of the new Grey Wolf and urge Grey Wolf holders to vote FOR the merger.”
In its report, Egan-Jones concluded that: “Based on our review of publicly available information on strategic, corporate governance and financial aspects of the proposed transaction, Egan-Jones views that the proposed cash and stock merger to be desirable approach in maximizing shareholder value and recommends that clients holding common shares of Grey Wolf, Inc. vote ‘FOR’ this Proposal.”
Grey Wolf urges its stockholders to deliver their proxies voting FOR the merger today. Stockholders needing assistance with their proxy can contact Grey Wolf’s information agent, Georgeson, Inc.;
     Banks and brokers call: (212) 440-9800
     Grey Wolf stockholders call: (800) 561-3540
Forward Looking Statements and Additional Information
This document may include statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Grey Wolf expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by stockholders and regulatory agencies, the possibility that the anticipated benefits from the proposed merger with Basic Energy Services cannot be fully realized, the possibility that costs or difficulties related to integration of the two companies will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by Grey Wolf and Basic Energy Services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither Grey Wolf nor Basic Energy Services intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
Registration Statement and Joint Proxy Statement/Prospectus
In connection with the proposed mergers, a registration statement of Horsepower Holdings, Inc. (“Holdings”) has been filed and declared effective by the SEC. Each of Basic Energy Services and Grey Wolf has filed a definitive joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BASIC ENERGY SERVICES, GREY WOLF, HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the joint proxy statement/prospectus and other documents containing information about Basic Energy Services and Grey Wolf, without charge, at the SEC’s web site at www.sec.gov, Basic Energy Service’s web site at www.basicenergyservices.com, and Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the joint proxy statement/prospectus and the SEC filings that are incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Basic Energy Services, Inc., (432) 620-5510 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Basic Energy Services and Grey Wolf and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the mergers. Information about these persons can be found in Grey Wolf’s proxy statement relating to its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning beneficial ownership of Basic Energy Services stock by its directors and certain of its executive officers is included in its Annual Report on Form 10-K/A filed April 29, 2008 and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
Grey Wolf, Inc., Houston
Chief Financial Officer
David Wehlmann, 713-435-6100
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